Exhibit 99.4

Consent to Reference in Proxy Statement/Prospectus

eToro Group Ltd. (the “Company”) is filing an Amendment No. 1 to the Registration Statement on Form F-4 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). In connection therewith, I hereby consent, pursuant to Rule 438 of the Securities Act, to the reference to me in the proxy statement/prospectus included in such Registration Statement as a future member of the Board of directors of the Company, such appointment to commence upon the effective time of the merger described in the proxy statement/prospectus.

Dated: September 20, 2021	/s/ Michael Ptasznik
Michael Ptasznik